Exhibit 10.68

EXECUTION VERSION

*Portions of this exhibit have been omitted for confidential treatment pursuant to Item 601(b)(10)(iv) of Regulation S-K.

UNIQURE

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of December 15, 2021 and is entered into by and among (i) UNIQURE BIOPHARMA B.V., a private limited liability company incorporated and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and registered at the trade register of the Chamber of Commerce for Amsterdam under number 34275365 (“uniQure Bio”), (ii) UNIQURE, Inc., a Delaware corporation (“US Borrower” and together with uniQure Bio hereinafter collectively referred to as “Borrower”), (iii) UNIQURE IP B.V., a private limited liability company incorporated and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and registered at the trade register of the Chamber of Commerce for Amsterdam under number 34275369 (“uniQure IP”), (iv) each of the subsidiaries of uniQure identified on the Schedule 1 hereto and the signature pages hereof (“uniQure Subsidiaries”), (v) UNIQURE N.V. (formerly uniQure B.V.), a public limited company incorporated and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and registered at the trade register of the Chamber of Commerce for Amsterdam under number 54385229 (“uniQure Holdings” and together with uniQure IP, the uniQure Subsidiaries, and Borrower, the “Obligors”), (vi) the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively referred to as “Lender”), and (vii) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (and in such capacity, the “Agent”) (as so amended and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”).

RECITALS

A.        WHEREAS, Borrower, each Obligor, each of the several banks and other financial institutions or entities from time to time parties thereto, and Agent are party to that certain Second Amended and Restated Loan and Security Agreement, dated as of May 6, 2016 (as amended by (i) Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of December 6, 2018 (the “Amendment No. 1”), by and among the Obligors, Agent and the several banks and other financial institutions or entities from time to time parties thereto, (ii) Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of January 29, 2021 (the “Amendment No. 2”), by and among the Obligors, Agent and several banks and other financial institutions or entities from time to time parties thereto and (iii) Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of July 30, 2021, by and among the Obligors, Agent and several banks and other financial institutions or entities from time to time parties thereto, and as the same may have been amended, modified, supplemented or restated, the “Existing Loan and Security Agreement”).

B.         WHEREAS, immediately prior to the Restatement Date (as defined below), there are Existing Term Loan Advances outstanding under the Existing Loan and Security Agreement in the aggregate principal amount of Seventy Million Dollars ($70,000,000).

C.        WHEREAS, Borrower desires to obtain financing in the amount of One Hundred Million Dollars ($100,000,000) to (a) refinance the Existing Term Loan Advances and (b) pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes permitted pursuant to the terms of this Agreement.

D.        WHEREAS, the parties hereto desire to amend and restate the Existing Loan and Security Agreement (without novation) upon the terms and subject to the conditions set forth herein to provide for the Term Loan Commitment and to reduce the Existing Term Loan Commitments to zero ($0).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement and the other Loan Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“2018 Closing Date” means December 6, 2018.

“2018 End of Term Charge” shall have the meaning assigned to such term in Section 2.5(a).

“2018 Term Loan Advance” means the term loan advances made in respect of the 2018 Term Loan Commitment pursuant to Amendment No. 1, which immediately prior to the Restatement Date is in an aggregate principal amount of Thirty-Five Million Dollars ($35,000,000)

“2018 Term Loan Commitment” means the obligation of each lender party to the Existing Loan and Security Agreement to make a 2018 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “2018 Term Loan Advance” under the heading “Commitment” opposite such lender’s name on Schedule 1.1 of the Existing Loan and Security Agreement.

“2021 Closing Date” means January 29, 2021.

“2021 End of Term Charge” shall have the meaning assigned to such term in Section 2.5(b).

“2021 Term Loan Commitment” means the obligation of each lender party to the Existing Loan and Security Agreement to make a 2021 Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “2021 Term Loan Advance” under the heading “Commitment” opposite such lender’s name on Schedule 1.1 of the Existing Loan and Security Agreement.

“2021 Term Loan Advance” means the term loan advances made in respect of the 2021 Term Loan Commitment pursuant to Amendment No. 2, which immediately prior to the

Restatement Date is in an aggregate principal amount of Thirty-Five Million Dollars ($35,000,000).

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which grants Agent a perfected first priority security interest in the subject account or accounts.

“Accounting Standards” means accounting principles used by uniQure Holdings in the preparation of its consolidated financial statements for U.S. Securities Exchange Commission filings, being IFRS or GAAP, as applicable.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.

“Advance Date” means the funding date of a Term Loan Advance.

“Advance Request” means a request for a Term Loan Advance submitted by a Borrower to Lender in substantially the form of Exhibit A.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to it in the preamble to this Agreement.

“Amortization Date” means December 1, 2024.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Assignee” has the meaning given to it in Section 10.12.

“Biologics License Application” means a new biologic product drug application in the United States or a new marketing access authorisation in the European Union for authorization to market a product, as defined in the applicable laws and regulations and submitted to the relevant authority.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means the supervisory board or the single board of directors of uniQure Holdings in place from time to time.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Business Day” is any day other than a Saturday or Sunday, a day on which Lender is closed or a day on which banks are closed for general business in the Netherlands.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of uniQure Holdings or Borrower sale or exchange of outstanding shares (or similar transaction or series of related transactions) of uniQure Holdings’ or Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether uniQure Holdings or Borrower is the surviving entity, or (ii) sale or issuance by uniQure Holdings or Borrower of new shares of Preferred Securities of uniQure Holdings or Borrower to investors, none of whom are current investors in uniQure Holdings or Borrower, and such new Preferred Securities are senior to all existing Preferred Securities and ordinary shares or common stock of uniQure Holdings or Borrower, as applicable, with respect to liquidation preferences, and the aggregate liquidation preference of such new Preferred Securities is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Securities of uniQure Holdings or Borrower, as applicable.

“Collateral” means the property described in Section 3.

“Collateral Documents” means the security documents described in Section 3.

“Confidential Information” has the meaning given to it in Section 10.11.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“continuing” means, with respect to an Event of Default, an Event of Default that has not been remedied or waived.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held by the Borrower pursuant to the laws of the Netherlands, or of any other country.

“Corlieve Closing Date” means the “Closing Date” as defined in the Corlieve Sale and Purchase Agreement.

“Corlieve Operating Accounts” means one or more Deposit Accounts in France or Switzerland maintained in the name of Corlieve Therapeutics, provided that (a) the aggregate amount on deposit in such Deposit Accounts shall at no time be permitted to exceed €2,500,000 (or the equivalent amount thereof in US Dollars), it being understood and agreed that such amounts may exceed €2,500,000, as a result of cash on the balance sheet of Corlieve Therapeutics as of the Corlieve Closing Date, and (b) amounts on deposit in such Deposit Accounts shall only be used for research and development of the acquired Product (as defined in the Corlieve Sale and Purchase Agreement) and related activities or to make such payments in the ordinary course of business as are required to comply with applicable laws and regulations, including (for the avoidance of doubt) payment of taxes.

“Corlieve Sale and Purchase Agreement” means that certain Sale and Purchase Agreement, dated as of June 21, 2021, by and among uniQure Holdings, each of the shareholders of Corlieve Therapeutics party thereto and the holder representative thereunder, as in effect as of July 30, 2021.

“Corlieve Therapeutics” means Corlieve Therapeutics SAS, a société par actions simplifiée formed under the laws of France.

“CSL Licenses” is defined in the definition of “Permitted Liens”.

“Deposit Accounts” means any “deposit accounts,” including any checking account, savings account, or certificate of deposit and any deposit account as defined in the UCC.

“End of Term Charge” has the meaning given to it in Section 2.6.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Event of Default” has the meaning given to it in Section 8.

“Existing Loan and Security Agreement” has the meaning set forth in the recitals.

“Existing Term Loan Advances” means the aggregate outstanding amount of the 2018 Term Loan Advances and the aggregate outstanding amount of the 2021 Term Loan Advances immediately prior to the Restatement Date.

“Existing Term Loan Commitments” means 2018 Term Loan Commitment and the 2021 Term Loan Commitment.

“Facility Charge” means $500,000, payable on the Restatement Date upon the advance of the Term Loan on such date.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Financial Statements” has the meaning given to it in Section 7.1.

“Free Share Transfer Date” has the meaning given to it in the Corlieve Sale and Purchase Agreement.

“Free Shares” has the meaning given to it in the Corlieve Sale and Purchase Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“IFRS” are the International Financial Reporting Standards, a collection of guidelines and rules set by the International Accounting Standards Board (www.iasb.org) which are applicable to the circumstances as of the date of determination.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations (as such term is understood under GAAP), and (d) all Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the Dutch Bankruptcy Act, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means any and all intellectual property rights in any country or jurisdiction, including but not limited to all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works, utility models, layout-designs (topographies) of integrated circuits, know-how, industrial designs, neighboring rights, database rights or other rights in compilations of data, trade names, internet domain names, plant variety rights and any and all rights of a similar nature, either (i) now known, contemplated or unforeseen, (ii) having a statutory basis or existing under equity, common law or otherwise, or (iii) registered, deposited, filed or not, and including any and all rights in connection with applications for or rights to apply for or acquire any and all of such rights.

“Intra-Group Loans” means the liabilities owed by any Obligor to any other Obligor.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person,

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Leasehold Financing” means any financing entered into by Borrower in respect of improvements of its facilities and/or financed equipment in any location in an aggregate amount of up to $10,000,000.

“Lender” has the meaning given to it in the preamble to this Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, any reaffirmations, the Joinder Agreements, all UCC Financing Statements, any intellectual property security agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Obligors, taken as a whole, other than in and of itself (x) the expenditure of cash in the ordinary course, or (y) adverse results of a preclinical or clinical trial or program or the denial, delay or limitation of approval of, or taking of any other regulatory action by, the United States Food and Drug Administration or any other governmental entity with respect to any biologic product or drug; or (ii) the ability of an Obligor to perform the Secured Obligations when due in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the Collateral or the priority of such Liens.

“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.

“Note(s)” means a promissory note or promissory notes to evidence a Term Loan Advance made by Lender.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Ordinary Shares” means the Ordinary Shares, €1 par value per share, of uniQure Bio.

“Original Closing Date” means June 13, 2013.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means any patent in the Netherlands or in any other country, all registrations and recordings thereof, and all applications for patents of, or rights corresponding thereto, in the Netherlands or any other country.

“Performance Milestone” means (a) no Event of Default shall have occurred and be continuing and (b) prior to June 30, 2024, either (i) AMT-061 has been approved for commercialization by the FDA or (ii) Borrower shall have delivered evidence and documentation satisfactory to Agent in Agent’s reasonable discretion (in consultation with Borrower) that Borrower has generated clinical data on primary and secondary endpoints from the clinical evaluation of AMT- 130 for the treatment of patients with Huntington’s Disease, which taken as a whole, provides the basis for the progression of the clinical evaluation in a registration directed clinical trial or the filing of a Biologics License Application.

“Permitted Convertible Debt” means Indebtedness of Borrower consisting of one or more series of notes and notes issued in exchange therefor, that are in each case convertible into Ordinary Shares (or other securities or property following a merger event or other change of the Ordinary Shares), or cash or any combination of cash and Ordinary Shares; provided, however, that such

Indebtedness shall (a) be either unsecured or Subordinated Indebtedness, (b) not require any mandatory redemption, prepayment, repurchase, “put”, “call”, or conversion for cash prior to stated maturity other than any customary provision requiring an offer to purchase such notes as a result of a “change of control”, fundamental change, delisting or termination of trading or similar provision, (c) mature after, and not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 181 days after the latest Term Loan Maturity Date (after giving effect to all possible extensions thereof), and (d) not be guaranteed by any Subsidiary of Borrower.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Restatement Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $250,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $200,000 at any time outstanding, (viii) the Leasehold Financing; (ix) [intentionally omitted]; (x) any operating leases; (xi) any Intra-Group Loans; (xii) any liability arising pursuant to any guarantee in the form of a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in article 2:403 Dutch civil code in respect of a member of the group and any residual liability with respect to such declaration arising pursuant to article 2:404 Dutch civil code; (xiii) any joint and several liability arising as a result of (the establishment) of a fiscal unity (fiscale eenheid) between members of the group incorporated in the Netherlands; (xiv) Permitted Convertible Debt not to exceed Five Hundred Million Dollars ($500,000,000) in aggregate principal amount at any time outstanding; (xv) amounts payable pursuant to the Corlieve Sale and Purchase Agreement following the Corlieve Closing Date; (xvi) other Indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding and (xvii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Restatement Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by any agency or any country thereof maturing within two-years from the date of acquisition thereof, (b) commercial paper maturing no more than two-years from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than two-years from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of; and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by the Board; (viii) Investments consisting of employee travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business; (ix) Investments in newly-formed Subsidiaries organized in the Netherlands or any other country, provided that such Subsidiaries enter into a Joinder Agreement promptly after their formation by Borrower and execute such other documents as shall be reasonably requested by Lender; (x) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support; (xi) any Intra-Group Loans; (xii) other Investments that do not exceed $1,000,000 in the aggregate; and (xiii) Investments permitted by Section 7.20(b).

“Permitted Liens” means any and all of the following: (i) Liens in favor of Lender; (ii) Liens existing on the Restatement Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with Accounting Standards; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on equipment or software or other intellectual property constituting purchase money liens and liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms and any Lien, netting or set-off arrangement granted or entered into by any Obligor under or in connection with the ordinary banking arrangements of such Obligor as a result of the applicable general terms and conditions of the relevant account bank where the Obligor maintains a bank account (including, in respect of an account bank in the Netherlands, the general banking terms and conditions (algemene bankvoorwaarden)); (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; (xv) Liens incurred in connection with the Leasehold Financing which are limited to the improvements and equipment financed in respect of Borrower’s property located thereon; (xvi) licenses granted by Borrower or its affiliates pursuant to the terms of that certain Commercialization and License Agreement, dated June 24, 2020, by and between uniQure Bio and CSL Berhing LLC, as amended and in effect from time to time (the “CSL Licenses”); (xvii) Liens granted under a Permitted Royalty Transaction solely on interests in the milestone and royalty payments owing pursuant to the CSL Licenses; it being understood that no Liens shall be granted with respect to any Intellectual Property of Borrower or its Subsidiaries; and (xviii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (xi) and (xv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Royalty Transaction” means any transaction to raise funding by way of transferring to a third party the right to receive royalty payments under the CSL Licenses that is an arm’s length transaction on terms customary for a transaction of the type (including, without limitation, that any security granted by an Obligor in connection with such Permitted Royalty Transaction is limited solely to the respective Intellectual Property and proceeds thereof being financed by such facility), in each case, satisfactory to Agent, and that meets each of the following conditions: (i) such royalty transaction is limited solely to milestone and royalty payments owed under the CSL Licenses in respect of AMT-061, (ii) the FDA has approved AMT-061 for commercialization, (iii) the counterparty is not an Affiliate of Borrower or any of its Subsidiaries, (iv) such transaction does not interfere with any Lien granted to Agent pursuant to this Agreement, (v) such transaction does not result in a transfer of any Intellectual Property or Lien thereon, (vi) such transaction does not result in a transfer of any Rights to Payment of any Intellectual Property, (vii) the beneficiary is Borrower or a Subsidiary that has executed and delivered to Agent a Joinder Agreement pursuant to Section 7.13 and (viii) all fees and payments with respect to such transaction (including, without limitation, with respect to the underlying Intellectual Property and Rights to Payment) are payable to Borrower or such Subsidiary, as applicable, and made to an Account subject either to (x) an Account Control Agreement if the beneficiary of such fees and payments is located in the United States or (y) Agent’s perfected first priority security interest if the beneficiary of such fees and payments in not located in the United States.

“Permitted Transfers” means (i) sales of inventory in the normal course of business; (ii) exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business that could not result in a legal transfer of title of the licensed property; (iii) dispositions of worn-out, obsolete or surplus equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (iv) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year; (v) the entering into of commercialization, co-

development or license agreements with development or collaboration partners in the ordinary course of business; (vi) the CSL Licenses; and (vii) Permitted Royalty Transactions.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Securities” means at any given time any equity issued by uniQure Holdings or Borrowers, as applicable, that has any rights, preferences or privileges senior to uniQure Holdings’ or Borrower’s ordinary shares or common stock, as applicable.

“Prime Rate” means the “prime rate” as reported in The Wall Street Journal, and if not reported, then the prime rate most recently reported in The Wall Street Journal.

“Restatement Date” shall mean December 15, 2021.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Lender in its sole discretion.

“Subsequent Financing” means any equity financing involving the sale and issuance of Borrower’s Equity Interests that is broadly marketed to multiple investors and consummated after the Restatement Date, provided, however, that in no event shall the sale and issuance of Borrower’s Equity Interests in any “at-the-market offering” (as defined in Rule 415 promulgated under the Securities Act of 1933, as amended) be deemed a “Subsequent Financing”.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which uniQure Holdings owns or controls directly or indirectly 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Term Loan” shall mean the term loans in an aggregate principal amount of up to One Hundred Million Dollars ($100,000,000) made available under this Agreement as described in Section 2.1.

“Term Loan Advance” means an advance of a Term Loan by a Lender to Borrower pursuant to this Agreement.

“Term Loan Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Loan Advances” under the heading “Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan End of Term Charge” shall have the meaning assigned to such term in Section 2.6.

“Term Loan Interest Rate” means, for any day, a per annum rate of interest equal to the greater of either (a) the sum of (i) 7.95%, plus (ii) the Prime Rate minus three and one quarter of one percent (3.25%), or (b) 7.95%.

“Term Loan Maturity Date” means December 1, 2025.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications with any appropriate register or authority in any jurisdiction.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unrestricted Cash” means unrestricted Cash of Borrower maintained in Deposit Accounts or other accounts in Borrower’s name subject to an Account Control Agreement in favor of Agent, subject to any post-closing period provided under this Agreement to deliver Account Control Agreements.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with

Accounting Standards, and all financial computations hereunder shall be computed in accordance with Accounting Standards, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOANS

2.1       Term Loan.

(a)     Term Loan Advance. Subject to the terms and conditions of this Agreement, the Lenders agree severally (and not jointly) to make, in an amount not to exceed their respective Term Loan Commitment, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount of One Hundred Million Dollars ($100,000,000) on the Restatement Date. Concurrently with the drawing of the Term Loan Advance, Borrower shall prepay the aggregate outstanding principal amount of the 2018 Term Loan Advance and the 2021 Term Loan Advance (which prepayment shall be netted from the Term Loan Advance disbursed by Lender to Borrower on the Restatement Date).

(b)     Outstanding Principal Amount; Termination of Commitments. The parties hereto acknowledge and agree that: (i) immediately prior to the Restatement Date, the aggregate outstanding principal amount of the 2018 Term Loan Advances is Thirty-Five Million Dollars ($35,000,000), (ii) immediately prior to the Restatement Date, the aggregate outstanding principal amount of the 2021 Term Loan Advances is Thirty-Five Million Dollars ($35,000,000), (iii) Borrower shall not be permitted to draw, and Lender shall not make, any further 2018 Term Loan Advances or 2021 Term Loan Advances and (iii) contemporaneously with the disbursement of the Term Loan Advance on the Restatement Date, each of the 2018 Term Loan Commitment and 2021 Term Loan Commitment shall automatically be terminated without further action from any Person.

(c)     Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Restatement Date and at least five (5) Business Days before each Advance Date other than the Restatement Date) to Agent. Lender shall fund its ratable portion of each Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(d)     Interest. The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(e)     Payment. Borrower will pay interest on each Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date. If (i) the Performance Milestone has not been met, Borrower shall repay the aggregate Term Loan Advance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid; provided that any remaining outstanding Term

Loan Advance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date; and (ii) the Performance Milestone has been met, the entire principal balance of the Term Loan Advance and any accrued but unpaid interest thereon hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Loan Advance. Once repaid, the Term Loan Advances or any portion thereof may not be reborrowed.

2.2       Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal of the Term Loan Advances; second, after all principal is repaid, to the payment of Lender's accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.3       Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(d), plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(d).

2.4       Prepayment. At its option, upon at least five (5) Business Days prior written notice to Agent, Borrower may prepay the whole or part (but in an amount not less than $50,000,000 or less if the applicable amount of outstanding Term Loan Advances are less than $50,000,000 at such time) the outstanding Term Loan Advances including all accrued and unpaid interest thereon, all unpaid Lender's fees and expenses accrued to the date of the repayment (including, without limitation, the End of Term Charge) together with a prepayment charge equal to the following percentage of the amount of the Term Loan Advances being prepaid: if such Term Loan Advance amounts are prepaid in any of the first twenty-four (24) months following the Restatement Date, one and one half percent (1.50%); and thereafter, zero percent (0.00%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender's lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan Advances. Upon the occurrence of a Change in Control, Borrower shall immediately prepay the aggregate outstanding amount of all principal of all Term Loan Advances and accrued interest thereon through the prepayment date and all unpaid

Lender's fees and expenses accrued to the date of the prepayment (including, without limitation, the End of Term Charge) together with the Prepayment Charge. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in their sole and absolute discretion) agree in writing to refinance the Term Loan Advances prior to the Term Loan Maturity Date. For the avoidance of doubt, Lender and Agent agree that the Term Loan Advance made hereunder does not constitute a prepayment of the Existing Term Loan Advances and no Prepayment Charge shall be payable on the Restatement Date.

2.5       Original End of Term Charges.

(a)     On the earliest to occur of (i) June 1, 2023, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to $1,732,500 (the “2018 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2018 End of Term Charge shall be deemed earned by Lender as of the 2018 Closing Date.

(b)     On the earliest to occur of (i) June 1, 2023, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to $787,500 (the “2021 End of Term Charge”). Notwithstanding the required payment date of such charge, the 2021 End of Term Charge shall be deemed earned by Lender as of the 2021 Closing Date.

2.6       Additional End of Term Charge. On the earliest to occur of (i) Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall immediately pay Lender an additional charge equal to 4.85% of the aggregate outstanding principal amount of the Term Loan Advances as of such date (the “Term Loan End of Term Charge” and, together with the 2018 End of Term Charge and the 2021 End of Term Charge, the “End of Term Charge”). Notwithstanding the required payment date of such Term Loan End of Term Charge, it shall be deemed earned by Lender as of the Restatement Date.

2.7       Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any person who is an assignee of Lender pursuant to Section 10.12) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence a Term Loan Advance made by Lender.

2.8       Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to such Term Loan Advance of the relevant Lender.

SECTION 3. SECURITY INTEREST

3.1       As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations:

(a)     uniQure Holdings grants to Lender a first ranking right of pledge on its shares in Corlieve Therapeutics, uniQure Bio and uniQure IP;

(b)     uniQure Bio grants to Lender a first ranking right of pledge on its shares in its Dutch subsidiaries identified on the Schedule 1 hereto and a security interest in 100% of the capital stock of US Borrower;

(c)     Obligor (excluding US Borrower) grants to Lender a first ranking right of pledge on its (a) trade, intercompany and insurance receivables; (b) movable assets and (c) Deposit Accounts; and

(d)     US Borrower grants to Lender a security interest in all of US Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired: (a) receivables; (b) equipment; (c) fixtures; (d) general intangibles (except as described below); (e) inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of US Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, US Borrower and wherever located, and any of US Borrower’s property in the possession or under the control of Lender; and, to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, (a), (b), (c) and (d) collectively, the “Collateral”.

3.2       Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall the Collateral include, and the Obligor shall not be deemed to have granted a security interest in: (i) Intellectual Property; provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”); or (ii) any of the Borrower’s rights or interests in or under, any license, contract, permit, instrument, security or franchise to which the Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, instrument, security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, instrument, security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Dutch and the United States Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and the Borrower shall be deemed to have granted a security interest in, all the rights and interests described in the foregoing clause (ii) as if such provision had never been in effect. Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Lender’s security interest in the Rights to Payment.

SECTION 4. CONDITIONS PRECEDENT TO RESTATEMENT DATE AND TERM LOAN ADVANCES

The effectiveness of the Restatement Date and the obligation of Lender to make the Term Loan Advances hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1      Closing Documents. On or prior to the Restatement Date, Borrower shall have delivered to Lender the following:

(a)     an executed copy of this Agreement together with all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby, in all cases in form and substance reasonably acceptable to Agent;

(b)     a certificate of each Obligor, dated as of the Restatement Date and executed by the secretary or equivalent officer of such Obligor, with appropriate insertions and attachments, including:

(i)     a copy of its respective certificate or deed of incorporation and current articles of association and bylaws, and for uniQure Bio an extract of its registration in the Trade Register of the Dutch Chamber of Commerce;

(ii)   copy of resolutions of its Board and general meeting of shareholders (to the extent required) evidencing approval of the Term Loan Advance and the transactions contemplated by this Agreement and the other Loan Documents;

(iii)  the names, titles, incumbency and signature specimens of those respective representatives of such Obligor who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Person; and

(iv)  for US Borrower, a certificate of good standing from its state of incorporation and similar certificates from all other jurisdictions in which such Borrower does business and where the failure to be qualified would have a Material Adverse Effect;

(c)        each Obligor shall have delivered to Agent an updated perfection certificate

(d)        Borrower shall have paid to Agent the Facility Charge; and

(e)        Borrower shall have paid to Agent all out-of-pocket Agent or Lender expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the Restatement Date.

4.2       Advance Request. Borrower shall have delivered to Lender the following: (a) an Advance Request for the relevant Term Loan Advance as required by 2.1(c), duly executed by uniQure Holdings’ Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer and (b) any other documents Lender may reasonably request.

4.3       Other conditions to Advances.

(a)     The representations and warranties set forth in this Agreement and in Section 5 shall be true and correct in all material respects on and as of the relevant Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)     Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed.

(c)     The Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in Section 4.4 and as to the matters set forth in the Advance Request.

4.4       No Default. As of the relevant Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1       Corporate Status. uniQure Bio is a private limited liability company duly incorporated and existing under the laws of the Netherlands, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. uniQure Bio’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by uniQure Bio in a written notice (including any Compliance Certificate) provided to Lender after the Restatement Date. US Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect.

5.2       Collateral. The relevant Obligor owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Each Obligor has the power and authority to grant to Lender a Lien in the Collateral as security for the Secured Obligations.

5.3       Consents. Borrower’s execution, delivery and performance of the Notes (if any), this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s articles of association, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4       Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5       Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of uniQure Holdings, threatened against or affecting Borrower or its property (i) which seek to prevent, enjoin, hinder or delay the transactions contemplated by the Loan Documents or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Borrower’s business.

5.6       Laws. Borrower, to its knowledge, is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower, to its knowledge, is not in default in any manner under any provision of any agreement or instrument evidencing indebtedness, or any other material agreement to which it is a party or by which it is bound and for which such default would reasonably be expected to have a Material Adverse Effect on Borrower’s business.

Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended, as applicable. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors, as applicable). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act, as applicable. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005, as applicable. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7       Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Lender shall be (i) provided in good faith and based on the most current data and information available to Borrower, (ii) the most current of such projections provided to the Board, and (iii) are based on reasonable assumptions not viewed as facts and that actual results during the period or periods covered by such projections and forecast may differ from the projected or forecasted results.

5.8       Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Restatement Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9       Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made in writing to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses and other licenses for over-the-counter software), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Restatement Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to uniQure Holdings’ knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10     Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are necessary in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11     Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material manner Borrower’s use, transfer or licensing thereof or that may materially affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12     Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Lender after the Restatement Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13     Employee Loans. Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14     Capitalization and Subsidiaries. uniQure Holdings’ capitalization as of the Restatement Date is set forth on Schedule 5.14 annexed hereto. uniQure Holdings does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by uniQure Holdings in a written notice provided after the Restatement Date, is a true, correct and complete list of each Subsidiary.

5.15     Centre of main interests and establishments. uniQure Bio has its “centre of main interests” (as that term is used in article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings) in the Netherlands.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1       Coverage. uniQure Holdings shall cause to be carried and maintained (by itself or its Subsidiaries) commercial general liability insurance, on an occurrence form, against risks customarily insured against in uniQure Holdings’ line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. uniQure Holdings or its Subsidiaries must maintain a minimum of $1,000,000 of commercial general liability insurance for each occurrence and $2,000,000 in the aggregate. uniQure Holdings or its Subsidiaries has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, uniQure Holdings shall also cause or procure that its Subsidiaries cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. uniQure Holdings or its Subsidiaries shall also carry and maintain a fidelity insurance policy in an amount not less than $100,000.

6.2       Certificates. uniQure Holdings shall deliver to Lender certificates of insurance that evidence uniQure Holdings or its Subsidiaries compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. uniQure Holding’s (or its Subsidiaries) insurance certificate shall state Lender is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that uniQure Holdings or its Subsidiaries may acquire from such insurer, unless any right under the liability insurance is restricted from being pledged under Section 7:954(4) of the Dutch Civil Code. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity. Unless an Event of Default shall have occurred and be continuing, all insurance proceeds shall be paid or turned over to uniQure Holdings or its Subsidiaries, as applicable. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to Lender’s interests. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3       Indemnity. Borrower agrees to indemnify and hold Lender and its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort:, including strict liability in tort), including reasonable documented attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from Lender’s gross negligence or willful misconduct Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1       Financial Reports. uniQure Holdings shall furnish to Lender the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)     as soon as practicable (and in any event within 30 days) after the end of each month, its unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against the Obligors) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by uniQure Holdings’ Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer to the effect that they have been prepared in accordance with Accounting Standards, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)     as soon as practicable (and in any event within 60 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by uniQure Holdings’ Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer to the effect that they have been prepared in accordance with Accounting Standards, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments; as well as the most recent capitalization table for the Obligors, including the weighted average exercise price of employee stock options;

(c)     as soon as practicable (and in any event within one hundred and twenty (120 days)) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by uniQure Holdings and reasonably acceptable to Lender, accompanied by any management report from such accountants;

(d)     as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;

(e)     promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that US Borrower has made available to holders of its capital stock and copies of any regular, periodic and special reports or registration statements that US Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(f)     Borrower at all times shall maintain Cash and/or cash equivalents on deposit in a deposit or security account located in the United States that is subject to an Account Control Agreement of at least the lesser of (i) 65% of the outstanding principal balance of the Term Loan Advances or (ii) 100% of all of the worldwide Cash and cash equivalents of the Borrower;

(g)      as soon as practicable (and in any event within 30 days) of approval by the Board an annual budget for each financial year as well as budgets, operating plans and other financial information with respect to the Obligors reasonably requested by Lender; and

(h)     uniQure Holdings shall not make any change in its (a) accounting policies or reporting practices except in accordance with Accounting Standards, or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The filing of any financial statements, reports or registration statements by uniQure Holdings with the U.S. Securities Exchange Commission (or foreign equivalent thereof) through its electronic filing system shall constitute delivery of such materials to Lender for purposes hereof so long as Borrower timely emails a link of such filings to Lender.

The executed Compliance Certificate may be sent via facsimile to Lender at [***] or via e-mail to [***]. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to [***] with a copy to and [***] provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: [***], attention Chief Credit Officer.

7.2     Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

7.3       Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Lender’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may reasonably be requested by Lender, and take all further action that may be necessary or desirable, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents necessary to grant, perfect and give the highest priority to Lender’s Lien on the Collateral without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender other than Permitted Liens.

7.4       Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion. Borrower shall not make any payments under the Leasehold Financing if an Event of Default has occurred and is continuing.

7.5       Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Lender not to encumber its property.

7.6       Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7       Distributions.   Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than (i) pursuant to employee, director or consultant repurchase plans, stock option plans or agreements, restricted stock agreements or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest or (ii) the delivery of its Ordinary Shares upon conversion of Permitted Convertible Debt; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that (i) a Subsidiary may pay dividends or make distributions to Borrower and (ii) Borrower may make cash payments in lieu of issuing fractional shares in connection with a conversion of Permitted Convertible Debt into Ordinary Shares; (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate; or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $250,000 in the aggregate.

7.8       Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of their assets.

7.9       Mergers or Acquisitions. uniQure Holdings shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (i) a Subsidiary into an Obligor, or (ii) of a Subsidiary which is not an Obligor into any Subsidiary or into an Obligor, provided, in each case, that with respect to any merger into an Obligor, Obligor is the surviving entity) or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10     Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with Accounting Standards.

7.11     Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. Neither Borrower nor any Subsidiary shall relocate its principal place of business unless it has provided prior written notice to Lender and such relocation is within the Netherlands or the United States or within the same country as its previous location. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of movable assets in the ordinary course of business, (y) relocations of movable assets having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender, (ii) such relocation is within the Netherlands or the United States or within the same country as its previous location, and (iii) if such relocation is to a third party bailee in the United States, it has used commercially reasonable efforts to deliver a bailee agreement in form and substance reasonably acceptable to Lender.

7.12     Deposit Accounts. No Obligor shall maintain any Deposit Accounts (other than (i) accounts consisting of the proceeds from the Leasehold Financing so long as the aggregate amount in such accounts do not exceed $10,000,000, (ii) payroll, trust or escrow accounts (including any escrow account established in accordance with the terms of the Corlieve Sale and Purchase Agreement) and (iii) the Corlieve Operating Accounts so long as Corlieve Therapeutics has not failed at any time to satisfy any of the conditions set forth in clauses (a) and (b) of the definition of “Corlieve Operating Accounts”), or accounts holding Investment Property, except with respect to which Lender has an Account Control Agreement and/or a right of pledge (subject only to a Lien under clause (xii) of the definition of Permitted Liens).

7.13     Subsidiaries. Borrower shall notify Lender of each Subsidiary formed subsequent to the Restatement Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Lender a Joinder Agreement.

7.14     Pensions. Borrower shall ensure that all pension schemes operated by or maintained for the benefit of members of the Borrower and/or any of their employees are funded to the extent required by applicable law and regulations where failure to do so would be reasonably likely to have a Material Adverse Effect.

7.15     Non-Obligors. The revenue of Subsidiaries which are not Obligors shall not exceed €250,000 in the aggregate on an annual basis. The fair market value of the assets of Subsidiaries which are not Obligors, excluding the fair market value of the assets of Corlieve Therapeutics, shall not exceed €500,000 in the aggregate at any given time.

7.16     Use of Proceeds. Borrower agrees that the proceeds of the Term Loan Advances shall be used solely to (a) refinance the Existing Term Loan Advances and (b) pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Term Loan Advances will not be used in violation of applicable Anti-Corruption Laws or applicable Sanctions.

7.17     Compliance with Laws.

Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business.

Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions, and

Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects.

None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate applicable Anti-Corruption Laws or applicable Sanctions.

7.18     Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary; provided that no such restriction shall apply where the value of any transaction with any Affiliate of Borrower is less than Five Hundred Thousand Dollars ($500,000).

7.19     Right to Invest. Borrower agrees that, prior to the repayment in full of all Term Loan Advances, Lender, any of its affiliates and/or (subject to Borrower's consent, which consent shall not be unreasonably withheld, conditioned or delayed) any other assignees or nominees, shall have the right, in their discretion, to invest up to an aggregate amount of $5,000,000 in any Subsequent Financing on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing, provided, however, that such aggregate amount for any such Subsequent Financing may be reduced to an amount determined in good faith by the managing underwriter of any such Subsequent Financing if such managing underwriter determines, in its reasonable discretion, that such reduction is required as a result of bona fide marketing factors. Borrower shall notify Lender within twenty-four (24) hours of the public announcement of any such Subsequent Financing and Lender shall notify Borrower of its intention to participate in such Subsequent Financing as soon as possible thereafter, but in any event, not later than eight (8) hours prior to the pricing of such Subsequent Financing.

7.20     Covenants Regarding Corlieve Therapeutics.

(a)        If requested by the Agent, uniQure Holdings shall promptly execute and deliver in favor of Lender a French-law pledge agreement in respect of the shares of Corlieve Therapeutics owned by uniQure Holdings together with such other related documents and filings as may be reasonably requested by the Agent to perfect or give the highest priority to Lender’s Lien on such shares (in each case in form and substance reasonably satisfactory to the Agent); provided that such additional steps shall in no event include the opening of a special bank account pledged as an accessory to the financial securities account holding the shares on Corlieve Therapeutics owned by uniQure Holdings.

(b)        No Obligor shall be permitted to make any Investment in Corlieve Therapeutics or payment pursuant to the Corlieve Sale and Purchase Agreement other than (i) the transactions to be consummated on Corlieve Closing Date; (ii) Investments by any Obligor in Corlieve Therapeutics after the Corlieve Closing Date, the proceeds of which shall be used for research and development of the acquired Product (as defined in the Corlieve Sale and Purchase Agreement) and reasonably related activities or to make such payments in the ordinary course of business as are required to comply with applicable laws and regulations, including (for the avoidance of doubt) payment of taxes; provided that such Investments under this clause (ii) may not be made if the aggregate amount on deposit in the Corlieve Operating Accounts would exceed €2,500,000; and (iii) any other payments required to be made pursuant to the Corlieve Sale and Purchase Agreement (including the purchase of any Free Shares on the Free Share Transfer Date) after the Corlieve Closing Date in an aggregate amount not to exceed €50,000,000.

7.21     Financial Covenants – Minimum Cash. Beginning on April 1, 2023 (or April 1, 2024 if the Performance Milestone is met), Borrower shall maintain Unrestricted Cash in an amount equal to or greater than fifty percent (50%) (or equal to or greater than thirty percent (30%) after the Performance Milestone is met) of the aggregate outstanding amount of the Term Loan Advances.

7.22     Notification of Event of Default. Borrower shall notify Agent promptly, but in any event within three (3) Business Days of the occurrence of any Event of Default.

SECTION 8. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

8.1       Payments. Borrower fails to pay any amount when due under this Agreement or any of the other Loan Documents unless its failure to pay is caused by administrative or technical error and payment is made within three (3) Business Days of its due date; or

8.2       Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents (other than a breach or default covered by Section 8.1), and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.1(g), 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.20(b), 7.21 or 7.22) such default continues for more than 15 Business Days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii)  Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.1(g), 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.20(b), 7.21 or 7.22, the occurrence of such default; or

8.3       Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or

8.4       Other Loan Documents. The occurrence of any default under any Loan Document and such default continues for more than 15 Business Days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

8.5       Representations. Any material representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect; or

8.6       Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

8.7       Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets (and such attachment, seizure or levy is not lifted or released within 30 days), or a judgment or judgments (no longer subject to appeal) is/are entered for the payment of money, individually or in the aggregate, of at least $2,000,000, unless otherwise waived by Lender in its reasonable discretion, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

8.8       Other Obligations. The occurrence of any default (beyond any applicable grace, appeal or cure periods) under any agreement or obligation of Borrower involving any Indebtedness in excess of $1,000,000, or the occurrence of any default by the Borrower under any agreement or obligation of Borrower that could reasonably be expected to have a Material Adverse Effect.

SECTION 9. REMEDIES

9.1       General. On and at any time after the occurrence of an Event of Default which is continuing (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and together with the Prepayment Charge and End of Term Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 8.6, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower's account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower's behalf and endorse Lender's name without recourse on any such payment for deposit directly to Lender's account.

9.2       Collection; Foreclosure. Unless otherwise agreed in the Collateral Documents, on and at any time after the occurrence of an Events of Default which is continuing, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, in each case to the extent permitted under applicable law. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 10.10;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

9.3       No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

9.4       Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 10. MISCELLANEOUS

10.1     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.2     Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of

Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

If to Agent:                 HERCULES CAPITAL, INC.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Email: [***]

Attn: Chief Legal Officer and Bryan Jadot

If to Lender:                HERCULES CAPITAL, INC.

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Email: [***]

Attn: Chief Legal Officer and Bryan Jadot

If to Borrower:            uniQure biopharma B.V.

Attention: Chief Financial Officer

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

With copy to:              uniQure N.V.

Attention: General Counsel

113 Hartwell Ave.

Lexington, MA 02421

USA

Email: [***]

or to such other address as each party may designate for itself by like notice.

10.3     Entire Agreement; Amendments. This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non- disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s proposal letter dated November 8, 2018). None of the terms of this Agreement or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

10.4     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.5     No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

10.6     Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

10.7     Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

10.8     Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Netherlands.

10.9     Jurisdiction. The courts (Rechtbank) of Amsterdam, the Netherlands, subject to ordinary appeal and final appeal shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes arising out of or in connection with this Agreement and the other Loan Documents (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) and, for such purposes, each of the parties hereto irrevocably submits to the exclusive jurisdiction of such courts. This Section is for the benefit of the Lender only. As a result, the Lender may take proceedings relating to a dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

10.10   Professional Fees. Borrower promises to pay Lender’s documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable documented attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses up to a maximum amount of $10,000 and Agent confirms as of the Restatement Date that there are no other legal fees owing as of such date. In addition, Borrower promises to pay any and all reasonable documented attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Lender after the Restatement Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

10.11   Confidentiality. Lender acknowledges that all financial statements provided to Lender by Borrower and certain items of Collateral and information provided to Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after the occurrence and during the continuance of an Event of Default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

10.12   Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any person or entity (an “Assignee”). After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

10.13   Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

10.14   Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

10.15   Publicity.

(a)    Borrower consents to the publication and use by Lender and any of its member businesses and affiliates of (i) Borrower’s name (including a brief description of the relationship between Borrower and Lender) and logo for use on Lender’s website and as required for the purposes of filings with or reports to governmental authorities required by law, and (ii) after review and approval by Borrower (a) Borrower’s name and a hyperlink to Borrower’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Lender Publicity Materials”); (b) the names of officers of Borrower in the Lender Publicity Materials; and (c) Borrower’s name, trademarks or servicemarks in any news release concerning Lender.

(b)     Neither Borrower nor any of its member businesses and affiliates shall, without Lender’s consent, publicize or use, for any purpose other than filings with or reports to governmental authorities required by law and the rules of any applicable securities commission or securities exchange, (i) Lender’s name (including a brief description of the relationship between Borrower and Lender), logo or hyperlink to Lender’s web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Borrower Publicity Materials”); (ii) the names of officers of Lender in the Borrower Publicity Materials; and (iii) Lender’s name, trademarks, servicemarks in any news release concerning Borrower.

10.16    Existing Loan and Security Agreement Amended and Restated. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Loan and Security Agreement in its entirety (except to the extent that definitions from the Existing Loan and Security Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Loan and Security Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Borrower hereby agrees that all Secured Obligations of the Borrower under, and as defined in, the Existing Loan and Security Agreement and the other Loan Documents shall remain outstanding, shall constitute continuing Secured Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and re-borrowing of such obligations and other liabilities. Borrower hereby acknowledges and reaffirms each and every Loan Document entered into in connection with the Existing Loan and Security Agreement and acknowledges that each such Loan Document remains in full force and effect and enforceable against Borrower in accordance with its respective terms after giving effect to the execution and delivery of this Agreement without further action by Lender, Borrower or any other Person. All reference to the “Loan and Security Agreement” in each such Loan Document shall be deemed to be a reference to this Agreement.

10.17    Agency. Lender hereby irrevocably appoints HERCULES CAPITAL, INC. to act on its behalf as agent hereunder and under the other Loan Documents and authorizes the agent to take such actions on its behalf and to exercise such powers as are delegated to the agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Obligors and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

UNIQURE BIOPHARMA B.V.

Signature:	/s/ Christian Klemt
Print Name:	Christian Klemt
Title:	Chief Financial Officer, Director

UNIQURE, INC.

Signature:	/s/ Matt Kapusta
Print Name:	Matt Kapusta
Title:	Chief Executive Officer

OBLIGORS:

UNIQURE N.V. (formerly uniQure B.V.)

Signature:	/s/ Matt Kapusta
Print Name:	Matt Kapusta
Title:	Chief Executive Officer

UNIQURE IP B.V.

Signature:	/s/ Matt Kapusta
Print Name:	Matt Kapusta
Title:	Chief Executive Officer

[Signature Page to Loan Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ *
Print Name:	Seth Meyer
Title:	Chief Financial Officer

[Signature Page to Loan Agreement]

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ *
Print Name:	Seth Meyer
Title:	Chief Financial Officer

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By:	Hercules Private Global Venture Growth
Fund GP I LLC, its general partner

By:	Hercules Adviser LLC,
its sole member

Signature:	/s/ *
Print Name:	Seth Meyer
Title:	Authorized Signatory

[Signature Page to Loan Agreement]

Table of Addenda, Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	ACH Debit Authorization Agreement

Schedule 1	Subsidiaries

Schedule 1.1	Commitments

Schedule 1A	Existing Permitted Indebtedness

Schedule 1B	Existing Permitted Investments

Schedule 1C	Existing Permitted Liens

Schedule 5.3	Consents, Etc.

Schedule 5.5	Actions Before Governmental Authorities

Schedule 5.8	Tax Matters

Schedule 5.9	Intellectual Property Claims

Schedule 5.10	Intellectual Property

Schedule 5.11	Borrower Products

Schedule 5.14	Capitalization

EXHIBIT A

ADVANCE REQUEST

To: Lender:	Date: , 201 _

HERCULES CAPITAL, INC.

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Email: [***]

Attn: Chief Legal Officer and Bryan Jadot

UNIQURE BIOPHARMA B.V., and UNIQURE, INC., (hereinafter collectively referred to as “Borrower”) hereby requests from [HERCULES CAPITAL, INC.][ HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.] (“Lender”) a Term Loan Advance in the amount of _________________Dollars ($_______________) on ______________ (the “Advance Date”) pursuant to the Third Amended and Restated Loan and Security Agreement between, among others, Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)        Issue a check payable to Borrower _____________

or

(h)        Wire Funds to Borrower’s account _____________

Bank:__________________________

Address: __________________________

ABA Number:__________________________

Account Number: __________________________

Account Name:__________________________

Borrower represents that the conditions precedent to the Term Loan Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Term Loan Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Term Loan Advance.

Borrower hereby represents that Borrower’s corporate status and principal place of business have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the Term Loan Advance if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [________________], 2021

BORROWER:

UNIQURE BIOPHARMA B.V.

Signature:
Print Name:	Christian Klemt
Title:	Chief Financial Officer, Director

UNIQURE, INC.

Signature:
Print Name:	Matt Kapusta
Title:	Chief Executive Officer

ATTACHMENT TO ADVANCE REQUEST

Dated: __________

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:

Type of organization:

State of organization:

Organization file number:

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

THIRD AMENDED AND RESTATED PROMISSORY NOTE

$	Maturity Date: , 20_

FOR VALUE RECEIVED, (i) UNIQURE BIOPHARMA B.V., a private limited liability company incorporated and existing under the laws of the Netherlands, having its corporate seat at Amsterdam, the Netherlands and registered at the trade register of the Chamber of Commerce for Amsterdam under number 34275365 (“uniQure Bio”), (ii) UNIQURE, Inc., a Delaware corporation (“ US Borrower” and together with uniQure Bio hereinafter collectively referred to as “Borrower”) hereby promises to pay to the order of HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P., a Delaware limited partnership][ HERCULES CAPITAL, INC., a Maryland corporation] (the “Lender”) or the holder of this Third Amended and Restated Promissory Note (this “Promissory Note”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Promissory Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of _____________________ Dollars ($______________) or such other principal amount as Lender has advanced to

Borrower, together with interest at a floating rate as set forth in Section 2.1(d) of the Loan Agreement referenced below.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Third Amended and Restated Loan and Security Agreement dated December 15, 2021, by and between, among others, Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the Netherlands, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:

UNIQURE BIOPHARMA B.V.

Signature:
Print Name:	Christian Klemt
Title:	Chief Financial Officer, Director

UNIQURE, INC.

Signature:
Print Name:	Matt Kapusta
Title:	Chief Executive Officer

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. US Borrower represents and warrants to Agent that its current name and organizational status as of the Restatement Date is as follows:

Name:                                           UNIQURE, INC.

Type of organization:                   Corporation

State of organization:                    Delaware

Organization file number:             5330494

2. uniQure Bio represents and warrants to Agent that its current name and organizational status as of the Restatement Date is as follows:

Name:                                            UNIQURE BIOPHARMA B.V.

Type of organization:                    Private Limited Company

State of organization:                    The Netherlands

Organization file number:             34275365

3.         Borrower represents and warrants to Agent that for five (5) years prior to the Restatement Date, Borrower did not do business under any other name or organization or form.

4.         Borrower represents and warrants to Agent that its principal executive office is at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

[PROVIDED SEPARATELY]

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

[***]

[***]

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Email: [***]

Attn: Chief Legal Officer and Bryan Jadot

Reference is made to that certain Third Amended and Restated Loan and Security Agreement dated December 15, 2021 and the Loan Documents (as defined therein) entered into in connection with such Third Amended and Restated Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and UNIQURE BIOPHARMA B.V. and UNIQURE, Inc., (hereinafter collectively referred to as "Borrower"), as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of UNIQURE N.V., knowledgeable of all UNIQURE N.V.'s financial matters, and is authorized to provide certification of information regarding UNIQURE N.V.; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, UNIQURE N.V. is in compliance for the period ending _______________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with Accounting Standards (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT        REQUIRED CHECK IF ATTACHED

Interim Financial Statements              Monthly within 30 days

Interim Financial Statements              Quarterly within 60 days

Audited Financial Statements             FYE within 180 days

OTHER COVENANTS

Borrower Minimum Unrestricted Cash: $_________________ (Minimum: $_____________)1

Complies: ___ Yes ___ No

Very Truly Yours,

UNIQURE N.V.

Signature:

Print Name:

Title:

1 NTD: Amount must equal to or be greater than 50% (or 30% following the Performance Milestone) of the aggregate outstanding Term Loan Advances.

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [_______], 20[___], and is entered into by and between ______________, a _____________ corporation (“Subsidiary”), and HERCULES CAPITAL, Inc., a Maryland corporation, as agent on behalf itself and other lenders (“Agent”).

RECITALS

A.        Subsidiary’s Affiliates, (i) UNIQURE BIOPHARMA B.V., and UNIQURE, INC., (hereinafter collectively referred to as “Borrower”) have, among others, entered into that certain Third Amended and Restated Loan and Security Agreement dated December 15, 2021, with the lenders party thereto, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B.         Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.         The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.         By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Agent shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Agent has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Borrower and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Agent’s providing notice to Borrower in accordance with the Loan Agreement or as otherwise agreed between Borrower and Agent shall be deemed provided to Subsidiary; (b) no Lender providing a Term Loan Advance to Borrower shall be deemed a Term Loan Advance to Subsidiary; and (c) Subsidiary shall have no right to request a Term Loan Advance or make any other demand on Agent or any Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

By:
Name:
Title:
Address:
Telephone:
Facsimile:

HERCULES CAPITAL, INC., as agent for Lender

By:
Name:
Title:

Address:

400 Hamilton Ave., Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Telephone: [***]

Email: [***]

EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc. (as “Agent”)

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: [***]

Email: [***]

Attn: Chief Legal Officer and Bryan Jadot

Re:      Third Amended and Restated Loan and Security Agreement dated December 15, 2021 between, among others, (i) UNIQURE BIOPHARMA B.V., and UNIQURE, INC., (hereinafter collectively referred to as “Borrower”), the lenders party thereto and HERCULES CAPITAL, INC. as agent for itself and the lenders (“Agent”) (the “Agreement”)

In connection with the above referenced Agreement, Borrower hereby authorizes Agent to initiate debit entries for the periodic payments due under the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH

CITY	STATE AND ZIP CODE

TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Borrower)(Please Print)

By:

Date:

SCHEDULE 1

LIST OF SUBSIDIARIES

1.

UNIQURE IP B.V., a private company with limited liability (beslaten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, having its seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, and registered with the Dutch Commercial Register (Handelsregister) under number 34275369

2.

UNIQURE BIOPHARMA B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, having its seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Meibergdreef 61, 1105 BA Amsterdam Zuidoost, and registered with the Dutch Commercial Register (Handelsregister) under number 34275365

3.	UNIQURE, INC., a Delaware corporation, having its registered office in the State of Delaware at 113 Hartwell Avenue, Lexington, MA 02421 under number 5330494

4.	CORLIEVE THERAPEUTICS SAS, a société par actions simplifiée formed under the laws of France.

SCHEDULE 1.1

COMMITMENTS

TERM LOAN ADVANCES

LENDER	COMMITMENT
HERCULES CAPITAL, INC.	$92,500,000

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.	$7,500,000

TOTAL COMMITMENTS	$100,000,000

SCHEDULE 1A

INDEBTEDNESS

Not applicable

SCHEDULE 1B

INVESTMENTS

Not applicable

SCHEDULE 1C

LIENS

[***]

SCHEDULE 5.3

CONSENTS, ETC.

Not applicable

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

Not applicable

SCHEDULE 5.8

TAX MATTERS

Not applicable

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

●	IN THE UNITED STATES PATENT AND TRADEMARK OFFICE, Inter Partes Review of U.S. Patent No. 9,249,405, filed January 4, 2020

●	IN THE EUROPEAN PATENT OFFICE, Opposition Proceedings for:

o	P131-Simioni: EP No. 2337849 – opposed by Strawman Limited, Gerhard Weinzierl, Baxalta GmbH, Pfizer Inc., Greaves Webster LLP

o	P122-DNA impurities: EP No. 3224376 – opposed by Strawman Limited

SCHEDULE 5.10

INTELLECTUAL PROPERTY

Not applicable

SCHEDULE 5.11

BORROWER PRODUCTS

●	IN THE UNITED STATES PATENT AND TRADEMARK OFFICE, Inter Partes Review of U.S. Patent No. 9,249,405, filed January 4, 2020

●	IN THE EUROPEAN PATENT OFFICE, Opposition Proceedings for:

o	P131-Simioni: EP No. 2337849 – opposed by Strawman Limited, Gerhard Weinzierl, Baxalta GmbH, Pfizer Inc., Greaves Webster LLP

o	P122-DNA impurities: EP No. 3224376 – opposed by Strawman Limited

SCHEDULE 5.14

CAPITALIZATION

Capitalization – see SEC Form 10-K published on 1 March 2021

Subsidiaries – see Schedule 1